EXHIBIT 10.2

CULP, INC.
DEFERRED COMPENSATION PLAN FOR CERTAIN KEY EMPLOYEES
AMENDMENT NO. 1

WHEREAS, Culp, Inc. (hereinafter “Employer”) adopted the Culp, Inc. Deferred Compensation Plan for Certain Key Employees (hereinafter “Plan”) for a select group of management or highly compensated employees on December 16, 2013;

WHEREAS, the Plan provides for monthly installments as a distribution option within a Participant’s Retirement sub-account; and

WHEREAS, the Plan provides that distributions will only be made in the form of cash; and

WHEREAS, the Employer desires to amend the Plan language to limit the Employer share distribution methodologies within a Participant’s Retirement sub-account and provide the Employer with the ability to make distributions from the Plan if the form of cash or Employer shares, as appropriate; and

WHEREAS, Article 10, Section 10.9, Amendment or Modification, of the Plan document provides Employer with the authority to amend and modify the Plan subject to certain non-applicable restrictions.

NOW THEREFORE, the Employer hereby amends the Plan document effective immediately as follows:

Section 6.3, Distribution upon Retirement, is hereby revised to read as follows:

“6.3           Distributions upon Retirement
           If the Participant has a Separation from Service due to Retirement, the Participant’s Retirement sub-account(s) shall be distributed as soon as administratively feasible but no later than sixty (60) days following the Participant’s Retirement, subject to Section 6.11 (Distributions to Specified Employees).

Non Employer Share(s) distribution shall be made either in a lump-sum payment or in substantially equal annual, quarterly or monthly installments, as defined in Section 6.4 below, over a period of up to ten (10) years as elected by the Participant. Distribution(s) of Employer Share(s) from a Participant’s Retirement sub-account(s) shall be made either in a lump-sum payment or in annual or quarterly installments, as defined in Section 6.4 below, over the period of time elected by the Participant for the applicable Retirement sub-account(s).  If the Participant fails to designate the form of the distribution, the sub-account shall be paid in a lump-sum payment. If a Participant has any In-Service sub-accounts at the time of his or her Retirement, said sub-accounts shall be distributed in a lump sum as soon as administratively feasible but no later than sixty (60) days following Participant’s Retirement, subject to Section 6.11 (Distributions to Specified Employees).For purposes of this Plan, Share(s) shall mean a share of the Employer’s common stock, $0.05 par value.”

Section 6.13, Form of Payment, is hereby revised to read as follows:

“6.13           Form of Payment
All distribution shall be made in the form of cash or Employer Share(s), as determined to be appropriate by the Employer in their sole and absolute discretion.  For purposes of this Plan, Share(s) shall mean a share of the Employer’s common stock, $0.05 par value.”

IN WITNESS WHEREOF, Culp, Inc. has executed this Amendment on this the 15th day of July 2015.

Culp, Inc.

/s/ Franklin N. Saxon

Title: Chief Executive Officer